UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2026

Live Oak Acquisition Corp. V

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42540	61-2235506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4921 William Arnold Road

Memphis TN  38117

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (901) 270-3107

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	LOKVU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LOKV	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	LOKVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2026, the Board of Directors (the “Board”) of Live Oak Acquisition Corp. V, a Cayman Islands exempted company (the “Company”), appointed Somak Chivavibul as a Class I director of the Board of Directors of the Company (the “Board”), effective immediately. The Board has determined that Mr. Chivavibul qualifies as an independent director and appointed him to serve as a member of the audit committee and the chair of the compensation committee of the Board.

Somsak Chivavibul, age 59, has over 25 years of experience in public company financial management, capital markets, strategic planning, and risk oversight. Since 2018, Mr. Chivavibul has been serving as a Director at Gift Hero, Inc., a platform offers a unified space to create and manage wish lists. From April 2017 to February 2018, Mr. Chivavibul served as the Chief Decision Management Officer at Navient Corporation and served as its Chief Financial Officer from May 2014 to April 2017, where he oversaw all aspects of the finance functions, including accounting and financial reporting, financial planning and analysis, treasury and capital markets, tax, and investor relations. From April 1992 to April 2014, Mr. Chivavibul held progressively senior finance and treasury leadership roles at Sallie Mae, where he was involved in the company’s privatization, portfolio acquisitions, capital planning during the financial crisis, and the 2014 spin-off that created Navient. He began his career as an auditor at Ernst & Young. Mr. Chivavibul holds a bachelor’s degree in accounting from the University of Maryland and passed the Certified Public Accountant examination. We believe Mr. Chivavibul is well qualified to serve as a director due to his experience in public company finance leadership, SEC reporting, and direct engagement with boards, auditors, and rating agencies.

There are no family relationships between Mr. Chivavibul and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Chivavibul that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, the Company and Mr. Chivavibul entered into a joinder to the letter agreement, dated February 27, 2025, as amended on November 14, 2025, by and among the Company and the parties named therein as well as an indemnification agreement, which are substantially similar to the letter agreement and indemnification agreements, respectively, entered into by the current officers and directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE OAK ACQUISITION CORP. V

Date: March 2, 2026	By:	/s/ Richard Hendrix
		Name:	Richard Hendrix
		Title:	Chief Executive Officer

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